UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
April 25, 2014

BREITBURN ENERGY PARTNERS L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071

(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Twelfth Amendment to the Second Amended and Restated Credit Agreement

On April 25, 2014, in connection with the regularly scheduled borrowing base redetermination, BreitBurn Operating L.P. (“BreitBurn Operating ”), a wholly owned subsidiary of BreitBurn Energy Partners L.P. (the “ Partnership ”), as borrower, and the Partnership and its wholly owned subsidiaries, as guarantors, entered into the Twelfth Amendment to the Second Amended and Restated Credit Agreement with Wells Fargo Bank, National Association and a syndicate of lenders (the “ Twelfth Amendment ”). The Twelfth Amendment, among other things, provides for an increased borrowing base of $1.6 billion with a total lender commitment of $1.4 billion and an extension of the term of the credit facility for one year until May 9, 2017.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Twelfth Amendment to the Second Amended and Restated Credit Agreement which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.03.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

10.1	Twelfth Amendment to the Second Amended and Restated Credit Agreement dated April 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   April 25, 2014

BREITBURN ENERGY PARTNERS L.P.

By:	BREITBURN GP, LLC,
its general partner

By:	/s/ James G. Jackson
James G. Jackson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Twelfth Amendment to the Second Amended and Restated Credit Agreement dated April 25, 2014.